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     BOATMEN'S
     BANCSHARES, INC.

Boatmen's Bancshares, Inc.
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri 63101

  news

                                          For further information, contact:
                                          Kevin R. Stitt, 314/466-7662

FOR IMMEDIATE RELEASE
---------------------

                  BOATMEN'S BANCSHARES COMPLETES ACQUISITION
                  ------------------------------------------
                        OF FOURTH FINANCIAL CORPORATION
                        -------------------------------

     ST. LOUIS, January 31, 1996 -- Boatmen's Bancshares, Inc. (NASDAQ:BOAT) reported today that it completed the previously announced acquisition of Fourth Financial Corporation, headquartered in Wichita, Kansas, with assets of $7.4 billion. Boatmen's exchanged approximately 28 million shares of common stock for all the outstanding common shares of Fourth Financial in a tax-free exchange to be accounted for as a pooling of interests.

     In conjunction with the acquisition, Darrell G. Knudson and Russell W. Meyer, Jr. were elected to Boatmen's board of directors, increasing the size of the board to 19 members. Knudson, executive vice president of Boatmen's, is the former chairman and chief executive officer of Fourth Financial. Meyer is chairman and chief executive officer of the Cessna Aircraft Company, headquartered in Wichita. Both had been directors of Fourth Financial.

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     Boatmen's Bancshares, now with assets of approximately $41 billion, is one of the 30 largest U.S. bank holding companies, operating more than 650 locations in nine states. Boatmen's is the largest bank holding company in Missouri, Kansas, Oklahoma, Arkansas and New Mexico, and also ranks among the nation's largest providers of trust services.

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